Exhibit 99.1

Flotek Industries Provides Financial & Operational Update, Provides Details of Investor Presentation

HOUSTON, September 26, 2011 /PRNewswire/ – Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) provided select financial and operational data today in conjunction with the Company’s presentation at the Independent Petroleum Association of America’s San Francisco Oil & Gas Investment Symposium.

Financial and Operational Update

In a presentation filed this afternoon with the U.S. Securities and Exchange Commission, Flotek provided the following financial information.

As presented on the Company’s second quarter earnings conference call, the Company had July revenues of approximately $23 million. In addition, the Company announced today that August revenues were approximately $25 million.

Flotek also announced that as of September 20, 2011, the Company had a cash balance of approximately $23 million compared to approximately $15 million as of June 30, 2011. In August, the Company made its regular semi-annual interest payment on its convertible debt of approximately $2.9 million.

“We are pleased with our results in the first two-thirds of the third quarter,” said Flotek Chairman and President John Chisholm. “During a period of unprecedented global uncertainty, Flotek’s business has not only survived but thrived. Demand for our next generation technologies – from our patented chemistries to our measurement while drilling technologies – has Flotek posting record monthly revenues. The growth and success is testament to the entire Flotek team, which continues to post solid results.”

Additional financial and operational details can be found in the presentation filed with the U.S. Securities and Exchange Commission today.

Presentation at Independent Petroleum Association of America Oil & Gas Symposium

As previously announced, Flotek will make a presentation at the Independent Petroleum Association of America (IPAA) San Francisco Oil and Gas Investment Symposium on Monday, September 26, 2011. John Chisholm, Chairman and President of Flotek, will present to conference attendees beginning at 2:55 p.m. PDT.

A webcast of Flotek’s IPAA presentation can be by visiting the Company website at http://www.flotekind.com and accessing the Investor Relations section. The presentation will be webcast live beginning at 2:55 p.m. PDT on Monday, September 26, 2011. The presentation slides will be available on the Flotek website coincident with the conference presentation. A replay of the webcast will be available following the presentation on the Flotek website.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.